                                                                     Exhibit 5.1


                             W.S. WALKER & COMPANY
                               Attorneys-at-Law
                        Caledonian House, P.O. Box 265
                           George Town, Grand Cayman
                                Cayman Islands
                   Tel: (345) 949-0100  Fax: (345) 949-7886
                           Internet: walker@candw.ky

                                                  Our Ref:  GC/MPL/fm/A181-09400

29th March, 1999


Apex Silver Mines Limited
Caledonian House
Jennett Street
P.O. Box 1043
George Town
Grand Cayman
CAYMAN ISLANDS

Dear Sirs:

This opinion is delivered in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities Exchange Commission under the U.S. Securities Act of 1933, as amended (the "Act"), by Apex Silver Mines Limited, a Cayman Islands company ("Apex"), for the registration of the sale from time to time of up to US$200,000,000 aggregate amount of (i) ordinary shares, par value US$0.01 per share, of Apex ("Ordinary Shares"), (ii) depositary shares of Apex ("Depositary Shares"), (iii) preference shares, par value US$0.01 per share of Apex ("Preference Shares"), (iv) warrants for the purchase of preference shares or ordinary shares of Apex ("Warrants"),
(v) rights to purchase ordinary shares of Apex ("Ordinary Share Purchase Rights") and (vi) senior debt securities and/or subordinated debt securities of Apex ("Debt Securities") (each of the Ordinary Shares, the Depositary
Shares, the Preference Shares, the Warrants, the Ordinary Share Purchase Rights and the Debt Securities referred to herein as a "Security" and collectively referred to herein as, the "Securities").

For the purposes of giving this opinion, we have examined the documents (the "Documents") listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the documents nor upon the commercial terms of the transactions contemplated by the documents.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, we are of the opinion that under the law of the Cayman Islands:

1. With respect to each of the Ordinary Shares, when (i) the Board of Directors of Apex or a committee thereof properly empowered (such Board of Directors or committee being hereinafter referred to as the "Apex Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Ordinary Shares and related matters, and (ii) entries have been made in the Register of Members of Apex and certificates representing the Ordinary Shares have been duly executed, countersigned, registered and delivered (a) for consideration approved by the Apex Board or (b) upon consideration by way of conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Apex Board, the Ordinary Shares will be duly authorized, validly issued, fully paid and non-assessable.

2. With respect to the Preference Shares, when (i) the Apex Board has taken all necessary corporate action to approve the issuance and terms of the Preference Shares, the terms of the offering thereof and related matters, including the adoption of resolutions establishing the terms of such Preference Shares, and (ii) entries have been made in the Register of Members of Apex and certificates representing the Preference Shares have been executed, countersigned, registered and delivered (a) for consideration approved by the Apex Board or (b) upon consideration by way of conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Apex Board, the Preference Shares will be duly authorized, validly issued, fully paid and non-assessable.

3. With respect to the Depositary Shares, when (i) the Apex Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of resolutions establishing the terms of such Depositary Shares, and (ii) entries have been made in the Register of Members of Apex and certificates representing the Depositary Shares have been executed, countersigned, registered and delivered (a) for consideration approved by the Apex Board or (b) upon consideration by way of conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Apex Board, the Depositary Shares will be duly authorized, validly issued, fully paid and non-assessable.

4. With respect to the Ordinary Share Purchase Rights, when (i) the Apex Board has taken all necessary corporate action to approve the issuance and terms of the Ordinary Share Purchase Rights, the terms of the offering thereof and related matters, including the adoption of resolutions establishing the terms of such Ordinary Share Purchase Rights, and (ii) certificates representing the Ordinary Share Purchase Rights have been executed, countersigned, registered and delivered for consideration approved by the Apex Board, the Ordinary Share Purchase Rights will be duly authorized and validly issued.

5. With respect to the Warrants, when (i) the Apex Board has taken all necessary corporate action to approve and enter into one or more relevant warrant agreements or amendments or supplements thereto, as described in the Registration Statement, as amended or supplemented, or any prospectus or prospectus supplement and pursuant thereto, approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters, including the adoption of resolutions establishing the terms of such Warrants, and (ii) certificates representing the

     Warrants have been executed, countersigned, registered and delivered for consideration approved by the Apex Board, the Warrants will be duly authorized and validly issued.

6. With respect to the Debt Securities, when (i) the Apex Board has taken all necessary corporate action to approve and enter into one or more relevant indentures or amendments or supplements thereto, as described in the Registration Statement, as amended or supplemented, or any prospectus or prospectus supplement and pursuant thereto, approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, including the adoption of resolutions establishing the terms of such Debt Securities, and (ii) certificates representing the Debt Securities have been executed, countersigned, registered and delivered for consideration approved by the Apex Board, the Debt Securities will be duly authorized and validly issued.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our name in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereof.


                                Yours faithfully,


                                /s/ W.S. Walker & Company
                                W.S. Walker & Company

                                  Schedule 1


1.  The Memorandum and Articles of Association of Apex;

2.  The Registration Statement; and

3. Such other documents as we have considered necessary for the purposes of rendering this opinion.

                                  Schedule 2


The opinions hereinbefore given are based upon the following assumptions:

1. There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Documents and that, in so far as any obligation expressed to be incurred under the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2. All authorizations, approvals, consents, licenses and exemptions required by and all filings and other requirements of each of the parties to the Documents outside the Cayman Islands to ensure the legality and validity of the Documents will be duly obtained, made or fulfilled and will remain in full force and effect and that any conditions to which they are subject will be satisfied.

3.  None of the parties to any of the Documents will be

    (a) a "person in Iraq" as that term is defined in The Iraq and Kuwait (United Nations Sanctions) (Dependent Territories) Order 1990 or an "Iraqi person" as defined in The Iraq (United Nations) (Sequestration of Assets) (Dependent Territories) Order 1993 or a person resident in the Republic of Iraq for the purposes of the Caribbean Territories (Control of Gold, Securities, Payment and Credits: Kuwait and Republic of Iraq) Order 1990; or

    (b) a "person connected with Libya" as that term is defined in The Libya (United Nations Sanctions) (Dependent Territories) Order 1992.